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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Florafax International, Inc. for the registration of 2,791,945 shares of its common stock and to the incorporation by reference therein of our report dated November 2, 1995, except for Note 10 as to which the date is December 5, 1995, with respect to the consolidated financial statements and schedule of Florafax International, Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.


                               Ernst & Young LLP


Miami, Florida
August 7, 1996